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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 31, 2000


                                  Casmyn Corp.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Colorado                    0-14136                 84-0987840
---------------              ------------           ----------------
(State or other              (Commission            (I.R.S. Employer
jurisdiction of               File Number)           Identification
incorporation)                                           Number)


        28720 Canwood Street, Suite 207, Agoura Hills, California 91301
      --------------------------------------------------------------------
      (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:  (818) 879-6501


                                 Not applicable
          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         On December 7, 1999, Casmyn Corp., a Colorado corporation (the "Company"), filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central
District of California, San Fernando Valley Division (the "Bankruptcy Court").

         On March 31, 2000, the Bankruptcy Court confirmed the Debtor's
Second Amended Chapter 11 Plan of Reorganization (the "Plan"), which is attached hereto as Exhibit 2.1. The Order Confirming Debtor's Seconded
Amended Plan of Reorganization was entered by the Bankruptcy Court on March 31, 2000, and is attached hereto as Exhibit 2.2. Pursuant to Bankruptcy Court order, the effective date for the Plan is April 11, 2000. The Company operated as debtor-in-possession from December 7, 1999 through March 31, 2000.

         All of the Company's 523,784 shares of First Convertible Preferred Stock outstanding, representing substantially all of the Company's debt obligations, with aggregate claims in excess of $27,000,000, were converted into common stock under the Plan. Each share of preferred stock was converted into 5.27 shares of common stock under the Plan. In accordance with the Plan, creditors and preferred shareholders received 85% of the common equity and common shareholders received 15% of the common equity, subject to certain Plan-authorized adjustments. It is currently estimated that a total of approximately 3,500,000 shares of common stock will be issued and outstanding once the Plan is fully implemented.

         In conjunction with the shares of common stock being issued to preferred and common shareholders pursuant to the Plan, the Company will also issue certain common stock purchase warrants to such recipients in accordance with the terms of the Plan.

         Pursuant to Bankruptcy Court order, the record date to determine the distribution of cash and securities to common and preferred shareholders entitled to receive consideration under the Plan is April 11, 2000. Only persons and entities that were holders of record of the Company's common stock and preferred stock at the close of business on April 11, 2000 are entitled to receive the cash to be paid and the new securities to be issued pursuant to the Plan.

         In accordance with the Plan, on April 11, 2000, the Company effected a 1-for-500 reverse split of its 243,578,142 shares of common stock outstanding. The Articles of Amendment of Articles of Incorporation of Casmyn Corp. filed with the State of Colorado are attached hereto as Exhibit 3.1. Shareholders owning less than 50,000 shares of common stock on April 11, 2000 will receive a cash payment of $1.00 per share after adjusting for the 1-for-500 reverse stock split.

         In order to receive the cash or new securities to be issued pursuant to the Plan, all persons and entities are required to turn in certificates evidencing ownership of the Company's old common stock and old preferred stock to the Company's transfer agent for cancellation, as well as comply with certain other conditions specified in the Plan. Any certificates for old securities that are not presented to the

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transfer agent by the close of business on April 10, 2001, one year after the record date, will be automatically cancelled without any further notice or action by the Company. Accordingly, after such date, the holders of any old securities will not be entitled to receive the cash or new securities to be issued pursuant to the Plan.

         Information as to the Company's assets and liabilities as of March 31, 2000, in the form as presented to the Bankruptcy Court, is attached hereto as Exhibit 2.3.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

         (c)  Exhibits:

Exhibit
Number         Description
------         -----------

2.1      Debtor's Second Amended Chapter 11 Plan of Reorganization

2.2      Order Confirming Debtor's Second Amended Chapter 11 Plan of
         Reorganization

2.3 Casmyn Corp. and Subsidiaries Unaudited Consolidated Balance Sheets at March 31, 2000, estimated and as adjusted for confirmation of plan of reorganization

3.1 Articles of Amendment of Articles of Incorporation of Casmyn Corp., as filed with the State of Colorado



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Casmyn Corp.
                              ------------------------
                                  (Registrant)




Date:  April 12, 2000       By: /s/ ROBERT N. WEINGARTEN
                                ------------------------
                                Robert N. Weingarten
                                Chief Financial Officer






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